Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sysco Corporation 2007 Stock Incentive Plan of our reports dated August 25, 2009, with respect to the consolidated financial statements of Sysco Corporation included in its Annual Report (Form 10-K) for the year ended June 27, 2009, and the effectiveness of internal control over financial reporting of Sysco Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
November 18, 2009